UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 31, 2009 (July 27, 2009)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	000-24911	98-0168932
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1750 Tysons Boulevard
Suite 350
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 637-9752

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2009, the Company signed a non-binding term sheet (“Term Sheet”) with Silicon Valley Bank (“SVB”) for a new $3,000,000 credit facility (“SVB Credit Facility”). The SVB Credit Facility will consist of two parts. The first part is a $2,200,000 term loan (“Term Loan”), which will be interest only for 18 months from closing, and will then convert to an 18 month term loan, with final maturity 36 months from closing. The Term Loan will be secured by $2,200,000 in CDs or letters of credit from up to six parties. The second part of the SVB Credit Facility will be an $800,000 credit line (“Credit Line”) to be secured by the Company’s accounts receivable. The Credit Line will mature 18 months from closing. The parties intend to negotiate and sign the definitive agreements for the SVB Credit Facility over the next four weeks.

On July 29, 2009, Braintech, Inc. (the “Company”) entered into a temporary 60 day Credit Agreement dated as of July 11, 2009 with Royal Bank of Canada (“RBC Credit Agreement”). The RBC Credit Agreement provides for a 60 day term facility of $1,506,000. The RBC Credit Agreement requires monthly payments of $50,000 and is payable in full on September 9, 2009. As with earlier credit agreements between the Company and RBC, the RBC Credit Agreement is secured by a first priority security interest on all of the Company’s assets including its intellectual property and by letters of credit (“LCs”) provided by the Company’s CEO, the Company’s Founder, a director of the Company, and other parties (collectively, the “LC Providers”). The LC Providers have a security interest in all of the Company’s assets including its intellectual property second in priority only to the security interest of RBC.

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 5.02 below with respect to unregistered sales of equity securities is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

On July 29, 2009, effective as of July 1, 2009, the Company and Jerry L. Osborn, Executive Vice President, Braintech, Inc. and President, Braintech Industrial, Inc. (“Osborn”) entered into an Amendment (“Amendment”) to Osborn’s Employment Agreement. The Amendment provides that effective July 1, 2009 Osborn’s salary and car allowance will be paid monthly in the form of restricted common stock based on the average closing price of the stock during the applicable month. If the Company does not begin to pay Osborn’s salary in cash again starting with the first pay period of October 2009, then Osborn may elect to terminate his employment and sign a mutual general release with the Company. In this event (i) he will receive 3,500,000 shares of restricted common stock, (ii) the bonus stock which was placed in escrow under his Employment Agreement will vest, and (iii) the bonus stock options granted in connection with his Employment Agreement will vest and may be exercised for 36 months after his termination date. The description of the terms of the Amendment set forth herein is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Amendment to Employment Agreement dated as of July 1, 2009 between Braintech, Inc. and Jerry Osborn.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 31, 2009	BRAINTECH, INC.

	By:	/s/ Frederick W. Weidinger
Frederick W. Weidinger
Chief Executive Officer